UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

(Mark One)

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report May 26, 2004

Commission file number 0-25135

Bank of Commerce Holdings (formerly Redding Bancorp)

(Exact name of Registrant as specified in its charter)

California (State or other jurisdiction of incorporation or organization)	94-2823865 (I.R.S. Employer Identification No.)

1951 Churn Creek Road Redding, Bancorp (Address of principal executive offices)	96002 (Zip Code)

Registrant’s telephone number, including area code: (530) 224-3333

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:

Common Stock, no par value per share

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the
Securities Exchange Act of 1934 during the preceding 12 months
(or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing
requirements for the past 90 days. Yes [X] No [ ]

Indicate the number of shares outstanding of each of the issuer’s class of common stock, as of the latest practicable date.
April 30, 2004 2,728,058

Item 7. Financial Statements and Exhibits.

(c) Exhibits.

99.1 Press release announcing entry to NASDAQ National Market effective June 15, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 26, 2004 /s/ Linda J. Miles

By: Linda J. Miles Executive Vice President & Chief Financial Officer

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